EXHIBIT 21
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                             ASA INTERNATIONAL LTD.

                         SUBSIDIARIES OF THE REGISTRANT





                ASA Properties, Inc. a Massachusetts Corporation

            ASA International Ventures, Inc., a Delaware Corporation

           10 Speen Street, LLC, a Delaware Limited Liability Company

                  ASA Tire Systems Inc., a Delaware Corporation

                 RainMaker Software Inc., a Delaware Corporation

                 Khameleon Software Inc., a Delaware Corporation

                  Verticent, Inc., a Massachusetts Corporation

             ASA Aircraft LLC, a Delaware Limited Liability Company

                  Pilot Services, Inc., a Delaware Corporation